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                              HARTMAN & CRAVEN LLP
                                460 Park Avenue
                            New York, New York 10022

                                                        June 10, 1999

M.H. MEYERSON & CO., INC.
Newport Tower
525 Washington Boulevard
Jersey City, New Jersey 03710

          Re: Registration Statement on Form S-3
              ----------------------------------

Dear Sirs:

         We are acting as counsel to M.H. MEYERSON & CO., INC., a New Jersey corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 500,000 shares of the Company's common stock, $0.01 par value per share ("Common Stock"), which were issued pursuant to a Stock Purchase Agreement, dated April 9, 1999 between Archery Capital, LLC and the Company (the "Purchase Agreement").

         In connection with this opinion, we have examined and relied upon copies certified or otherwise identified to our satisfaction of: (i) the Purchase Agreement; (ii) the Registration Statement (including the exhibits thereto) and the Prospectus contained therein; (iii) the Company's Certificate of Incorporation, as amended and By-laws, as amended; and (iv) the minute books and other records of corporate proceedings of the Company, as made available to us by officers of the Company; and have reviewed such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

         For purposes of this opinion we have assumed the authenticity of an documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to certain factual matters material to the opinion expressed herein, we have relied to the extent we deemed proper upon representations, warranties and statements as to factual matters of officers and other representatives of the Company. We are members of the Bar of the State of New York only and express no opinion other than with respect to the laws of the State of New York and the federal laws of the United States of America. In connection with matters governed by the laws of the State of New Jersey, we have

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assumed that in all material respects the laws of the State of New Jersey are the same as the laws of the State of New York and have confirmed this fact with New Jersey counsel. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.

         Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, it is our opinion that the Shares have been validly issued and are fully paid and non-assessable.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the federal laws of the United States of America be changed by legislative action, judicial decision or otherwise.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

         This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                      Very truly yours,

                                      HARTMAN & CRAVEN LLP


                                      By: /s/ Edward I. Tishelman
                                          -------------------------
                                              Edward I. Tishelman,
                                              a Partner